By:           /s/          James H. Dahl
Name:                     James H. Dahl
Title:                      James H. Dahl, individually and as
Trustee of each of IRA FBO James H. Dahl
(ROTH Conversion Account), IRA FBO
James H. Dahl, and Kathleen M. Dahl Irrevocable
Trust

By:           /s/          William L. Dahl
Name:                     William L. Dahl
Title:                     Trustee of each of James H. Dahl Trust FBO
Kathryn Whitten Dahl, James H. Dahl
Trust FBO James Andrew Dahl, and Dahl Family Foundation,
Inc.